UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2012

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 17, 2012, Morris Z. Rosenberg, D.Sc., Executive Vice President, Process Sciences of Seattle Genetics, Inc. (“Seattle Genetics” or “the Company”), informed the Company of his resignation in connection with his retirement. Dr. Rosenberg’s resignation was effective July 17, 2012.

In connection with Dr. Rosenberg’s resignation, Vaughn B. Himes, Ph.D., Seattle Genetics’ Executive Vice President, Technical Operations has been appointed to an expanded role to include oversight of Process Sciences. Dr. Himes has many years of experience in the biotechnology industry, serving as our EVP, Technical Operations since April 2009 where his responsibilities have included clinical and commercial manufacturing, supply chain and logistics and quality assurance. Previously, Dr. Himes was with Zymogenetics, Inc. from November 2005 to March 2009 and Corixa, Inc. from March 2003 to October 2005 where he oversaw technical operations and process sciences in both positions. Dr. Himes received a Bachelor of Arts in Chemistry from Pomona College in California and a Ph.D. in Chemical Engineering from the University of Minnesota.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: July 19, 2012	By:	/s/ Eric L. Dobmeier
Eric L. Dobmeier Chief Operating Officer